UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WINDTREE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Stockholders,

As you are aware, the 2022 annual stockholders’ meeting (the “Annual Meeting”) of Windtree Therapeutics, Inc. (“we” or “our”) will be held on Tuesday, June 7, 2022, at 9:00 a.m. Eastern Time, at our corporate headquarters, located at 2600 Kelly Road, Suite 100, Warrington, PA 18976. The information in this letter is intended to supplement certain information included in our Definitive Proxy Statement on Schedule 14A relating to the Annual Meeting, which was filed with the Securities and Exchange Commission on May 11, 2022 (the “Proxy Statement”).

Quorum Requirement

The purpose of this letter is to provide new information about the quorum requirement for the Annual Meeting. On June 3, 2022, our board of directors adopted resolutions to amend our Amended and Restated By-Laws (our “Bylaws”) to provide that the holders of one third of the outstanding shares of stock entitled to vote in person or by proxy would constitute a quorum at all meetings of our stockholders for the transaction of business (the “Bylaw Amendment”), including at the Annual Meeting. Our Bylaws previously provided that the holders of a majority of the outstanding shares of stock entitled to vote in person or by proxy would constitute a quorum at all meetings of our stockholders for the transaction of business.

The record date for the Annual Meeting has not changed. Only stockholders of record at the close of business on April 27, 2022 are entitled to vote at the Annual Meeting. If you have not already submitted your proxy, we encourage you do so as promptly as possible.

A majority of our stockholders hold their shares in “street name.” These stockholders are beneficial owners of shares registered in the name of a broker, bank or other nominee. If you are a beneficial owner of shares held in street name and do not provide the nominee that holds your shares with specific voting instructions, the nominee may generally vote your shares in its discretion on “discretionary” or “routine” matters. Proposal 3 in the Proxy Statement (the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for the 2022 fiscal year) is considered a discretionary matter. If a nominee elects to exercise its discretionary voting rights, the shares voted by the nominee will be considered present at the meeting and included in the number of shares required to reach a quorum for the meeting.

Recently, several of the nominees that hold a significant number of shares of our common stock for the benefit of our stockholders have adopted a policy of not exercising their voting rights on discretionary matters. Therefore, unless our stockholders who beneficially own shares in street name provide these nominees with specific voting instructions to vote their shares, the shares of common stock registered in the name of such nominees will not be counted toward quorum. If we are unable to reach a quorum at our Annual Meeting, we will not be able to hold a valid stockholder meeting and our stockholders will not be able to vote on the matters submitted to them until a quorum is present. By reducing the quorum requirement from a majority of our capital stock entitled to vote to one third of the outstanding shares of stock entitled to vote, we are more likely to reach quorum and hold a valid stockholders meeting.

Additional Information

This letter should be read in conjunction with the Proxy Statement, which we encourage you to read carefully and in its entirety before making voting decisions. To the extent the information in this letter differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the Proxy Statement.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible. For instructions on how to vote your shares, please refer to the Proxy Statement or, if your shares are held in street name, the instructions provided by your bank, broker, or nominee.

Best Regards, Craig Craig E. Fraser President and Chief Executive Officer Windtree Therapeutics, Inc.